THE                                          April 10, 2000
CIT
GROUP

     Jim Jones
     Vice President and Treasure
     LSB Industries Inc.
     16 South Pennsylvania Avenue
     Oklahoma City, Oklahoma 73107

     Dear Mr. Jones:

     Reference is made to that certain Loan Agreement dated October 31, 1994, as amended (the "Agreement") between DSN Corporation, ("Debtor"), and the CIT Group/Equipment Financing, Inc. ("CIT"). Debtor has advised CIT that LSB Industries Inc., a guarantor of Debtor's obligations to CIT were not in compliance with certain covenants as of December 31, 1999.

     Debtor has requested, that notwithstanding anything to the contrary of the Agreement, that CIT waive the instances of non-compliance through April 1, 2001.

     CIT hereby waives, as of this date, the above instances of non-compliance under the Agreement by acceptance of a $7,500.00 processing fee.

     All other terms, conditions and agreements under the Loan Agreement, together with all schedules, attachments and amendments thereto shall remain in full force and effect. Please note that Cites willingness to waive this particular covenant violation should not be interpreted as Cites agreement or willingness to waive any further breach or violation of the Agreement.

                               Sincerely,
                                The CIT Group Equipment Financing
     Inc.

By:___________________________________

Title:________________________________

     Acknowledged and Agreed to
     DSN Corporation
     By:________________________
     Title:_____________________